Exhibit 99.1

INVESTOR RELATIONS CONTACT:

Will McDowell

215-761-4198

william.mcdowell2@cigna.com

MEDIA CONTACT:

Ellie Polack

860-902-4906

elinor.polack@cigna.com

Cigna Continues to Lead Response to COVID-19 and Delivers Strong First Quarter 2020 Results

•	Total revenues in the first quarter were $38.5 billion. Adjusted revenues[1] were $38.4 billion.
•	Shareholders’ net income for the first quarter was $1.2 billion, or $3.15 per share
•	Adjusted income from operations[2] for the first quarter was $1.8 billion, or $4.69 per share
•	Adjusted income from operations[2,3] is projected to be in the range of $18.00 to $18.60 per share in 2020[3]

BLOOMFIELD, CT, April 30, 2020 – Global health service company Cigna Corporation (NYSE: CI) continues to lead a rapid response to the challenges presented by COVID-19 and today reported strong first quarter 2020 results driven by focused execution across its businesses.

“The world is facing an unprecedented health crisis from COVID-19, and Cigna recognizes the many challenges that our customers, clients, health care partners, and communities are facing. We have always tackled the most complex health issues and are well prepared to continue meeting the needs of our customers and clients for greater affordability, predictability and simplicity, even in the most difficult times,” said David M. Cordani, President and Chief Executive Officer. “Cigna entered 2020 with a long track record of growth, fueled by innovation and customer service. We delivered first quarter results that build on that foundation, and we remain confident in the strength of our four well-positioned growth platforms.”

Total revenues for first quarter 2020 were $38.5 billion. Adjusted revenues1 were $38.4 billion and reflect strong contributions from each of Cigna's ongoing businesses.

Shareholders’ net income for first quarter 2020 was $1.2 billion, or $3.15 per share, compared with $1.4 billion, or $3.56 per share, for first quarter 2019.

Cigna's adjusted income from operations2 for first quarter 2020 was $1.8 billion, or $4.69 per share, compared with $1.5 billion, or $3.90 per share, for first quarter 2019. This represents per share growth of 20% and reflects strong earnings contributions led by the Health Services, Integrated Medical, and International Markets segments.

Reconciliations of total revenues to adjusted revenues1 and of shareholders’ net income to adjusted income from operations2 are provided on the following page, and on Exhibit 1 of this earnings release.

CONSOLIDATED HIGHLIGHTS

The following table includes highlights of results and reconciliations of total revenues to adjusted revenues1 and shareholders’ net income to adjusted income from operations2:

Consolidated Financial Results (dollars in millions):

	Three Months Ended
	March 31,		December 31,
	2020	2019	2019

Total Revenues	$38,469	$37,946	$38,245
Net Realized Investment Losses (Gains) from Equity Method Investments[1]	10	(28)	(17)
Special Items[1]	(87)	—	—
Transitioning Client Contributions[1]	—	(4,489)	(1,690)
Adjusted Revenues[1]	$38,392	$33,429	$36,538

Consolidated Earnings, net of taxes
Shareholders’ Net Income	$1,181	$1,368	$977
Net Realized Investment Losses (Gains)[2]	77	(38)	(90)
Amortization of Other Acquired Intangible Assets[2]	309	564	554
Special Items[2]	191	108	278
Transitioning Client Contributions[1,2]	—	(504)	(99)
Adjusted Income from Operations[2]	$1,758	$1,498	$1,620

Shareholders’ Net Income, per share	$3.15	$3.56	$2.60
Adjusted Income from Operations[2], per share	$4.69	$3.90	$4.31

•	Cigna’s first quarter results reflect strong revenue and earnings growth, driven by customer growth, focused execution, and ongoing innovation across our businesses. First quarter 2020 adjusted income from operations[2] also included a $48 million benefit from a favorable tax matter.

•	Year to date through April 29, 2020, the Company repurchased 5.9 million shares of common stock for approximately $1.1 billion.

•	The debt to capitalization ratio decreased to 44.7% at March 31, 2020, from 45.2% at December 31, 2019.

•	The SG&A expense ratio[4] was 8.5% for first quarter 2020, a decrease from 9.3% for first quarter 2019, driven by significant revenue growth and continued expense efficiency.

CUSTOMER RELATIONSHIPS

The following table summarizes our medical customers and overall customer relationships:

Customer Relationships (in thousands):

	As of the Periods Ended
	March 31,		December 31,
	2020	2019	2019
Total Pharmacy Customers[5]	78,804	74,935	75,903

Commercial	14,140	14,016	14,187
Government	1,412	1,405	1,361
International Markets	1,666	1,572	1,597
Total Medical Customers[5]	17,218	16,993	17,145

Behavioral Care	37,231	28,046	30,361
Dental	18,018	17,122	17,231
Medicare Part D	3,295	3,302	3,276
International Markets Supplemental Policies[5,6]	12,453	12,576	12,444
Group Disability and Life Covered Lives[5]	15,900	15,200	15,400
Total Customer Relationships	182,919	168,174	171,760

•	The pharmacy customer base[5] at first quarter 2020 grew to 78.8 million, an organic increase of 2.9 million customers year to date, driven by strong new health plan sales.

•	The total medical customer base[5] at first quarter 2020 grew to 17.2 million, an organic increase of 73,000 customers year to date and 225,000 over first quarter 2019 driven by growth in Medicare Advantage and the Select and International segments, partially offset by a decline in National Accounts.

HIGHLIGHTS OF SEGMENT RESULTS

See Exhibit 1 for a reconciliation of adjusted income (loss) from operations2 to shareholders’ net income.

Health Services

This segment includes a broad range of pharmacy services, including benefits management, specialty pharmacy services, clinical solutions, home delivery, and health management services.

Financial Results (dollars in millions):

	Three Months Ended
	March 31,		December 31,
	2020	2019	2019

Adjusted Revenues[1]	$27,168	$22,460	$25,570
Adjusted Income from Operations, Pre-Tax[2]	$1,082	$994	$1,537
Adjusted Margin, Pre-Tax[7]	4.0%	4.4%	6.0%

•	First quarter 2020 adjusted revenues[1] increased 21% relative to first quarter 2019, driven by growth in adjusted pharmacy script volumes, including the insourcing of Integrated Medical pharmacy volumes, as well as strong performance in specialty pharmacy services.

•	First quarter 2020 adjusted income from operations, pre-tax[2] increased 9% relative to first quarter 2019, reflecting growth in adjusted pharmacy script volumes, strong performance in specialty pharmacy services, and continued progress in integration and expense efficiency initiatives, partially offset by start-up costs associated with the Prime Therapeutics collaboration.

•	Health Services fulfilled 360 million adjusted pharmacy scripts[8] in first quarter 2020, an increase of 23% over first quarter 2019 driven by the insourcing of Integrated Medical pharmacy volumes and strong organic volume growth.

Integrated Medical

This segment includes Cigna’s U.S. Commercial and Government businesses that provide comprehensive medical solutions to clients and customers. U.S. Commercial products and services include medical, pharmacy, behavioral health, dental, vision, health advocacy programs and other products and services to insured and self-insured customers. Government solutions include Medicare Advantage, Medicare Supplement, and Medicare Part D plans for seniors, Medicaid plans, and individual health insurance coverage both on and off the public exchanges.

Financial Results (dollars in millions):

	Three Months Ended
	March 31,		December 31,
	2020	2019	2019

Adjusted Revenues[1]	$9,860	$9,195	$9,208
Adjusted Income from Operations, Pre-Tax[2]	$1,199	$1,170	$718
Adjusted Margin, Pre-Tax[7]	12.2%	12.7%	7.8%

•	First quarter 2020 adjusted revenues[1] increased 7% relative to first quarter 2019, reflecting customer growth in Medicare Advantage and in the Select segment and further deepening of relationships, as well as premium increases consistent with underlying cost trends.

•	First quarter 2020 adjusted income from operations, pre-tax[2] and adjusted margin, pre-tax[7] reflect strong medical and specialty contributions, disciplined operating expense management, and continued effective medical cost management, partially offset by the resumption of the health insurance tax.

•	Adjusted income from operations, pre-tax[2] for first quarter 2020 and first quarter 2019 included favorable prior year reserve development on a net pre-tax basis of $78 million and $50 million, respectively. On a gross pre-tax basis, favorable prior year development for the same periods was $152 million and $117 million, respectively.

•	The medical care ratio[4] (“MCR”) of 78.3% for first quarter 2020 reflects continued effective execution in our commercial and government businesses. The first quarter 2020 MCR decreased relative to first quarter 2019 driven by the pricing effect of the health insurance tax and ongoing effective execution, partially offset by the impact of the additional calendar day in the quarter.

•	Integrated Medical net medical costs payable[9] was $2.80 billion at March 31, 2020, $2.72 billion at March 31, 2019, and $2.59 billion at December 31, 2019.

International Markets

This segment includes supplemental health, life and accident insurance products and health care coverage in our international markets, as well as health care benefits for globally mobile individuals and employees of multinational organizations.

Financial Results (dollars in millions, policies and customers in thousands):

	Three Months Ended
	March 31,		December 31,
	2020	2019	2019

Adjusted Revenues[1,6]	$1,470	$1,394	$1,430
Adjusted Income from Operations, Pre-Tax[2]	$282	$206	$155
Adjusted Margin, Pre-Tax[7]	19.2%	14.8%	10.8%

	As of the Periods Ended
	March 31,		December 31,
	2020	2019	2019

International Markets Supplemental Policies[5,6]	12,453	12,576	12,444
International Markets Medical Customers[5]	1,666	1,572	1,597

•	First quarter 2020 adjusted revenues[1,6] grew 5% over first quarter 2019, reflecting continued business growth.

•	First quarter 2020 adjusted income from operations, pre-tax[2] and adjusted margin, pre-tax[7] reflect the impact of an update to our deferral processes for acquisition costs as well as continued business growth and operational efficiency.

Group Disability and Other Operations

This segment includes Cigna’s Group Disability and Life business which offers group long-term and short-term disability, and group life, accident, voluntary and specialty insurance products and services. Additionally, this segment includes Corporate Owned Life Insurance (“COLI”) and the Company’s run-off operations.

Financial Results (dollars in millions):

	Three Months Ended
	March 31,		December 31,
	2020	2019	2019

Adjusted Revenues[1]	$1,339	$1,296	$1,293
Adjusted Income from Operations, Pre-Tax[2]	$77	$84	$125
Adjusted Margin, Pre-Tax[7]	5.8%	6.5%	9.7%

•	First quarter 2020 adjusted income from operations, pre-tax[2] and adjusted margin, pre-tax[7] reflect unfavorable claims in our Disability business and the impact of a low interest rate environment.

•	On December 18, 2019, we announced a definitive agreement whereby New York Life will acquire Cigna's Group Disability and Life business for $6.3 billion. We continue to expect the transaction to close in the third quarter of 2020, subject to applicable regulatory approvals and other customary closing conditions.

Corporate

Corporate reflects interest expense, as well as amounts not allocated to operating segments and includes intersegment eliminations.

Financial Results (dollars in millions):

	Three Months Ended
	March 31,		December 31,
	2020	2019	2019

Adjusted (Loss) from Operations, Pre-Tax[2]	$(405)	$(490)	$(439)

•	First quarter 2020 adjusted loss from operations, pre-tax[2] decreased relative to first quarter 2019 primarily as a result of lower interest expense.

COVID-19 Response

As the world fights the Coronavirus (COVID-19) pandemic, Cigna remains focused on delivering peace of mind during these unprecedented times. We’ve taken several actions to drive affordability and remove uncertainty for our customers, increase flexibility for providers, support mental health in our communities, and care for our colleagues around the world. To date, these actions include:

Answering the Call for Affordability

•	Waived customer out-of-pockets costs, through May 31, 2020, for COVID-19 related:
o	Diagnostic testing
o	Office visits for testing
o	Telehealth screenings (medical and dental)
o	Treatment[10]
•	Cigna has not requested or retained any proceeds under the CARES Act.

Ensuring Access to Care

•	Offered free standard shipping of up to 90-day supplies for prescription maintenance medications and 24/7 access to pharmacists.
•	Implemented protective quantity limits on select medications to guarantee access and protect supply.
•	Deployed hundreds of Cigna clinicians to telehealth provider MDLIVE to increase capacity.
•	Provided Buoy Health symptom checker for U.S. Cigna customers and Express Scripts members and the multi-language symptom checker Infermedica for international customers.
•	Maintained in-home medication infusions by Accredo nurses so vulnerable patients can avoid travel.
•	Expanded our Employee Assistance Program services for Cigna customers and household members.
•	Added a new furlough package that offers a prescription savings program (Inside Rx), a dental savings card, and more for customers.

Supporting the Medical Community

•	Made it easier for hospitals to transfer patients to long-term acute care hospitals and subacute facilities.
•	Waived prior authorizations for patient transfers, emergency department visits, and home health care services.
•	Donated medications to Washington University for a clinical trial on COVID-19 treatment.

Advocating Whole Person Health

•	Launched a social connector initiative for Medicare Advantage customers to help mitigate feelings of loneliness.
•	Offered free on-demand webinars and other resources to the public to help manage fear and anxiety while building resiliency.
•	Created a 24/7 toll-free help line to the public to speak with behavior health clinicians.
•	Established partnership with SilverCloud Health, a digital mental health platform for Express Scripts clients and members.
•	Sent 5,000+ greeting cards to seniors from our employees and their families.

Taking Care of Our Workforce

•	All U.S. employees able to do so are working from home until further notice.
•	Allotted 10 Emergency Time Off (ETO) days (80 hours) for our U.S. colleagues to use for COVID-19 related absences through 2020.
•	Lifted the restriction on Paid Time Off (PTO) being used before it is accrued, until further notice.
•	U.S.-based employees with worksite-essential roles receive a 20% pay premium.
•	Created an employee-focused COVID-19 resource site on our company’s Intranet.
•	Enhanced our employee recognition program, Cigna Standout, to strengthen recognition for our employees during this time.

Assisting Our Communities

•	Cigna and the Cigna Foundation[11] have:
o	Launched the Brave of Heart Fund with a $25 million grant to provide financial assistance to survivors of front-line U.S. healthcare workers who gave their lives in the fight against COVID-19. The Fund was created in partnership with the New York Life Foundation. Cigna will also provide emotional support services to their families.
o	Committed over $1 million to nonprofits addressing food insecurity and health care support needs in the U.S.
o	Donated $250K towards relief efforts in China during the earliest days of the outbreak.

2020 OUTLOOK

Cigna's outlook for full year 2020 adjusted revenues1,3 is $154 billion to $156 billion. Cigna's outlook for full year 2020 consolidated adjusted income from operations2,3 on a per share basis is in the range of $18.00 to $18.60 per share. Cigna’s outlook excludes the impact of additional prior year reserve development of medical costs and potential effects of any future share repurchase3. Also, while we continue to expect to close the sale of Cigna's Group Disability and Life business in the third quarter of 2020, Cigna's outlook assumes a full year of contributions from the Group Disability and Life business.

The foregoing statements represent the Company’s current estimates of Cigna's 2020 consolidated adjusted revenues1,3 and adjusted income from operations2,3 on a per share basis as of the date of this release. Actual results may differ materially depending on a number of factors. Investors are urged to read the Cautionary Note Regarding Forward-Looking Statements included in this release. Management does not assume any obligation to update these estimates.

This quarterly earnings release and the Quarterly Financial Supplement are available on Cigna’s website in the Investor Relations section (http://www.cigna.com/aboutcigna/investors). Management will be hosting a conference call to review first quarter 2020 results and discuss full year 2020 outlook beginning today at 8:30 a.m. ET. A link to the conference call is available in the Investor Relations section of Cigna's website located at https://www.cigna.com/aboutcigna/investors/events/index.page.

The call-in numbers for the conference call are as follows:

Live Call

(888) 324-7575 (Domestic)

(210) 234-0013 (International)

Passcode: 4302020

Replay

(866) 358-4539 (Domestic)

(203) 369-0140 (International)

It is strongly suggested you dial in to the conference call by 8:15 a.m. ET.

About Cigna

Cigna Corporation (NYSE: CI) is a global health service company dedicated to improving the health, well-being and peace of mind of those we serve. Cigna delivers choice, predictability, affordability and access to quality care through integrated capabilities and connected, personalized solutions that advance whole person health. All products and services are provided exclusively by or through operating subsidiaries of Cigna Corporation, including Cigna Health and Life Insurance Company, Cigna Life Insurance Company of New York, Connecticut General Life Insurance Company, Express Scripts companies or their affiliates, and Life Insurance Company of North America. Such products and services include an integrated suite of health services, such as medical, dental, behavioral health, pharmacy, vision, supplemental benefits, and other related products including group life, accident and disability insurance.

Cigna maintains sales capability in over 30 countries and jurisdictions, and has more than 180 million customer relationships throughout the world. To learn more about Cigna®, including links to follow us on Facebook or Twitter, visit www.cigna.com.

Notes:

1.	At the consolidated level, the measure “adjusted revenues” is not determined in accordance with accounting principles generally accepted in the United States (GAAP) and should not be viewed as a substitute for the most directly comparable GAAP measure, “total revenues.” We define adjusted revenues as total revenues excluding net realized investment results from equity method investments and special items. For periods prior to 2020, we also exclude revenue contributions from transitioning pharmacy benefit management clients, Anthem Inc. and Coventry Health Care, Inc. (the “transitioning clients”). We exclude these items from this measure because they are not indicative of past or future underlying performance of the business. See Exhibit 1 for a reconciliation of consolidated adjusted revenues to total revenues.

2.	Adjusted income (loss) from operations is defined as shareholders’ net income (loss) excluding the following adjustments: net realized investment results, amortization of acquired intangible assets, and special items. Special items are identified in Exhibit 1 of this earnings release. For periods prior to 2020, we also exclude earnings contributions from transitioning clients. Adjusted income (loss) from operations is measured on an after-tax basis for consolidated results and on a pre-tax basis for segment results.

Adjusted income (loss) from operations is a measure of profitability used by Cigna’s management because it presents the underlying results of operations of Cigna’s businesses and permits analysis of trends in underlying revenue, expenses and shareholders’ net income. This consolidated measure is not determined in accordance with GAAP and should not be viewed as a substitute for the most directly comparable GAAP measure, shareholders’ net income. See Exhibit 1 for a reconciliation of consolidated adjusted income from operations to shareholders’ net income.

3.	Certain adjusted metrics presented for 2019 exclude contributions from transitioning clients. As previously disclosed, beginning in 2020, Cigna no longer excludes contributions from transitioning clients from its adjusted metrics, as the transition for those clients was substantially complete as of December 31, 2019.

Management is not able to provide a reconciliation of adjusted income from operations to shareholders’ net income (loss) or adjusted revenues to total revenues on a forward-looking basis because we are unable to predict, without unreasonable effort, certain components thereof including (i) future net realized investment results (from equity method investments with respect to adjusted revenues) and (ii) future special items. These items are inherently uncertain and depend on various factors, many of which are beyond our control. As such, any associated estimate and its impact on shareholders’ net income and total revenues could vary materially.

The Company’s outlook excludes the impact of additional prior year reserve development of medical costs and the potential effects of any future share repurchases or business combinations that may occur after the date of this earnings release. Additionally, the Company’s outlook assumes a full year of contributions from Cigna's Group Disability and Life business.

4.	Operating ratios are defined as follows:
•	Medical care ratio represents medical costs as a percentage of premiums for all U.S. commercial risk products, including medical, pharmacy, dental, stop loss and behavioral products provided through guaranteed cost or experience-rated funding arrangements, as well as Medicare Advantage, Medicare Part D, Medicare Supplement, Medicaid, and individual on and off-exchange products, within our Integrated Medical segment.
•	SG&A expense ratio represents enterprise selling, general and administrative expenses excluding special items and, prior to 2020, expenses from transitioning clients, as a percentage of adjusted revenue at a consolidated level.

5.	Customer relationships are defined as follows:
•	Total medical customers includes individuals in our Integrated Medical and International Markets segments who meet any one of the following criteria: are covered under a medical insurance policy, managed care arrangement, or service agreement issued by Cigna; have access to Cigna's provider network for covered services under their medical plan; or have medical claims and services that are administered by Cigna.
•	U.S. Individual includes on-exchange Patient Protection and Affordable Care and Education Reconciliation Act (“ACA”) business, off-exchange ACA business and off-exchange non-ACA business.
•	Pharmacy customer relationships for periods prior to 2020 excludes transitioning clients.
•	International Markets supplemental policies exclude International Markets medical customers included in total medical customers.
•	Group Disability and Life covered lives are estimated.

6.	Cigna owns a 50% noncontrolling interest in its China joint venture. Cigna's 50% share of the joint venture’s earnings is reported in Fees and Other Revenues using the equity method of accounting under GAAP. As such, the adjusted revenues and policy counts for the International Markets segment do not include the China joint venture.

7.	Adjusted margin, pre-tax, is calculated by dividing adjusted income (loss) from operations, pre-tax by adjusted revenues for each segment.

Adjusted margin, after-tax, is calculated by dividing consolidated adjusted income (loss) from operations by consolidated adjusted revenues. Adjusted income (loss) from operations is measured on an after-tax basis for consolidated results.

8.	For Health Services adjusted pharmacy scripts, non-specialty network scripts filled through 90-day programs and home delivery scripts are multiplied by three. All other network and specialty scripts are counted as one script.

9.	Medical costs payable within the Integrated Medical segment are presented net of reinsurance and other recoverables. The gross medical costs payable balance was $3.00 billion as of March 31, 2020, $2.89 billion as of December 31, 2019, $2.96 billion as of March 31, 2019.

10.	Enhanced coverage for COVID-19 diagnostic testing, office exams, telehealth screenings and virtual care applies to customers in the United States who are covered under Cigna's employer/union sponsored insured group health plans, insured plans for globally mobile individuals, Medicare Advantage, Medicaid, and the Individual and Family insurance plans. Self-insured group health plans administered by Cigna have an opportunity to opt out of these benefits.

11.	The Cigna Foundation is a private foundation funded by contributions from Cigna Corporation and its subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release, and oral statements made in connection with this release, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on Cigna's current expectations and projections about future trends, events and uncertainties. These statements are not historical facts. Forward-looking statements may include, among others, statements concerning our projected consolidated adjusted income from operations outlook for 2020, on a per share basis; projected adjusted revenue outlook for 2020; future financial or operating performance, including our ability to deliver affordable, personalized and innovative solutions for our customers and clients, in light of the challenges presented by the COVID-19 pandemic; future growth, business strategy, strategic or operational initiatives, including our organizational efficiency plan; economic, regulatory or competitive environments, particularly with respect to the pace and extent of change in these areas; financing or capital deployment plans and amounts available for future deployment; our prospects for growth in the coming years; strategic transactions, including the merger (the “Merger”) with Express Scripts Holding Company (“Express Scripts”) and the sale of our Group Disability and Life business; our ongoing operational response to the COVID-19 pandemic; and other statements regarding Cigna's future beliefs, expectations, plans, intentions, financial condition or performance. You may identify forward-looking statements by the use of words such as “believe,” “expect,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “may,” “should,” “will” or other words or expressions of similar meaning, although not all forward-looking statements contain such terms.

Forward-looking statements are subject to risks and uncertainties, both known and unknown, that could cause actual results to differ materially from those expressed or implied in forward-looking statements. Such risks and uncertainties include, but are not limited to: our ability to achieve our financial, strategic and operational plans or initiatives; our ability to predict and manage medical and pharmacy costs and price effectively; our ability to adapt to changes or trends in an evolving and rapidly changing industry; our ability to effectively differentiate our products and services from those of our competitors and maintain or increase market share; our ability to develop and maintain good relationships with physicians, hospitals, other health care providers, producers, consultants, and pharmaceutical manufacturers; changes in the pharmacy provider marketplace or pharmacy networks; changes in drug pricing; the impact of modifications to our operations and processes; our ability to identify potential strategic transactions and realize the expected benefits (including anticipated synergies) of such transactions in full or within the anticipated time frame, including with respect to the Merger and the sale of our Group Disability and Life business, as well as our ability to integrate or separate operations, resources and systems; the substantial level of government regulation over our business and the potential effects of new laws or regulations or changes in existing laws or regulations; the outcome of litigation, regulatory audits, investigations, actions or guaranty fund assessments; uncertainties surrounding participation in government-sponsored programs such as Medicare; the effectiveness and security of our information technology and other business systems and those of our key suppliers or other third parties; the impact of our debt service obligations on the availability of funds for other business purposes; unfavorable industry, economic or political conditions, including foreign currency movements; acts of civil unrest, war, terrorism, natural disasters or pandemics; reinsurance credit risk; the scale and scope of the COVID-19 pandemic and its potential impact on our business, operating results, cash flows and financial condition, as well as on our employees, clients, customers, suppliers and partners and on the U.S. and global economies, which may heighten the potential adverse impact of each of the risks and uncertainties described above and result in additional risks and uncertainties, including decreased worker productivity, reductions in revenue or increased costs, and prioritization of COVID-19 matters resulting in delays in responsiveness by regulatory agencies and other third parties; as well as more specific risks and uncertainties discussed in our most recent report on Form 10-K and subsequent reports on Forms 10-Q and 8-K available through the Investor Relations section of www.cigna.com. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made, are not guarantees of future performance or results, and are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Cigna undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by law.

CIGNA CORPORATION	Exhibit 1
COMPARATIVE SUMMARY OF FINANCIAL RESULTS (unaudited)
(Dollars in millions, except per share amounts)

	Three Months Ended		Three Months Ended
	March 31,		December 31,
	2020	2019	2019

REVENUES

Pharmacy revenues	$25,098	$25,179	$25,645
Premiums	10,840	9,971	10,005
Fees and other revenues	2,178	2,450	2,240
Net investment income	353	346	355
Total revenues	38,469	37,946	38,245
Revenue contributions from transitioning clients	—	(4,489)	(1,690)
Net realized investment results from certain equity method investments	10	(28)	(17)
Special item related to contractual adjustment for a former client	(87)	—	—
Adjusted revenues (1)	$38,392	$33,429	$36,538

SHAREHOLDERS’ NET INCOME

Shareholders' net income	$1,181	$1,368	$977
After-tax adjustments to reconcile to adjusted income from operations
Net realized investment losses (gains)	77	(38)	(90)
Amortization of acquired intangible assets	309	564	554
Adjustment for transitioning clients	—	(504)	(99)
Special Items
Debt extinguishment costs	140	—	—
Integration and transaction-related costs	74	108	116
Charge for organizational efficiency plan	24	—	162
Charges associated with litigation matters	19	—	—
Contractual adjustment for a former client	(66)	—	—
Adjusted income from operations	$1,758	$1,498	$1,620

Pre-tax adjusted income (loss) from operations by segment
Health Services	$1,082	$994	$1,537
Integrated Medical	1,199	1,170	718
International Markets	282	206	155
Group Disability and Other	77	84	125
Corporate	(405)	(490)	(439)
Consolidated pre-tax adjusted income from operations(2)	2,235	1,964	2,096
Adjusted income tax expense	(477)	(466)	(476)
Consolidated after-tax adjusted income from operations(2)	$1,758	$1,498	$1,620

DILUTED EARNINGS PER SHARE

Shareholders’ net income	$3.15	$3.56	$2.60
After-tax adjustments to reconcile to adjusted income from operations
Net realized investment losses (gains)	0.21	(0.10)	(0.24)
Amortization of acquired intangible assets	0.82	1.47	1.47
Adjustment for transitioning clients	—	(1.31)	(0.26)
Special Items
Debt extinguishment costs	0.38	—	—
Integration and transaction-related costs	0.20	0.28	0.31
Charge for organizational efficiency plan	0.06	—	0.43
Charges associated with litigation matters	0.05	—	—
Contractual adjustment for a former client	(0.18)	—	—
Adjusted income from operations(2)	$4.69	$3.90	$4.31
Weighted average shares (in thousands)	374,639	384,024	376,045
Common shares outstanding (in thousands)	369,317	380,270	372,531

SHAREHOLDERS' EQUITY at March 31,	$45,079	$42,408

SHAREHOLDERS' EQUITY PER SHARE at March 31,	$122.06	$111.52

(1) Adjusted revenues is defined as total revenues excluding the following adjustments: special items and Cigna's share of certain realized investment results of its joint ventures reported using the equity method. For periods prior to 2020, we also excluded revenue contributions from transitioning clients. These items are excluded because they are not indicative of past or future underlying performance of our businesses.

(2) Adjusted income (loss) from operations is defined as shareholders' net income (loss) excluding the following after-tax adjustments: realized investment results, amortization of acquired intangible assets and special items. For periods prior to 2020, we also excluded earnings contributions from transitioning clients.